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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                              ____________________

                                  FORM 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 16, 1997

                              ____________________

                          EXTENDED STAY AMERICA, INC.
            (Exact name of registrant as specified in its charter)


      DELAWARE                        0-27360           36-3996573
(State or other jurisdiction of    (Commission File   (IRS Employer
incorporation or organization)         Number)        Identification No.)

                           450 E. LAS OLAS BOULEVARD
                        FT. LAUDERDALE, FLORIDA  33301
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (954) 713-1600


                              ____________________

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     Item 5 of the Report of Form 8-K dated January 16, 1997 filed by the
Registrant on January 21, 1997 is hereby amended to read in its entirety as follows:

Item 5.   Other Events.

                                  THE MERGER

     On January 16, 1997, Extended Stay America, Inc., a Delaware corporation (the "Company"), ESA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Studio Plus Hotels, Inc., a Virginia corporation ("Studio Plus"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Studio Plus will be merged with and into Merger Sub (the "Merger") in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the Virginia Stock Corporation Act ("VSCA").

     The Merger Agreement provides that Merger Sub will be the surviving corporation and that upon consummation of the Merger (i) each share of Studio Plus common stock, par value $.01 per share ("Studio Plus Common Stock"), will be converted into the right to receive 1.2272 shares of Company common stock, par value $.01 per share ("Company Common Stock"), (ii) all outstanding options to purchase Studio Plus Common Stock from Studio Plus will be converted into options to purchase Company Common Stock, (iii) the Certificate of Incorporation of Merger Sub will be amended to change the name of Merger Sub to Studio Plus Hotels, Inc. (the "Surviving Corporation"), (iv) the Certificate of Incorporation and the Bylaws of Merger Sub will be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, and (v) the Surviving Corporation will become a wholly-owned subsidiary of the Company.

     Upon the consummation of the Merger (i) the directors of Merger Sub shall be the initial directors of the Surviving Corporation, and (ii) the officers of Merger Sub shall be the initial officers of the Surviving Corporation. Norwood Cowgill, Jr. is currently Chairman of the Board of Directors and Chief Executive Officer of Studio Plus. As a condition to the consummation of the Merger, Mr. Cowgill will be elected to the Board of Directors of the Company.

     The obligations of the Company, Merger Sub, and Studio Plus to consummate the Merger are subject to certain conditions, including, among others, (i) the approval of the Merger Agreement by (a) the stockholders of the Company in accordance with the DGCL and (b) the stockholders of Studio Plus in accordance with the VSCA, (ii) a registration statement on Form S-4 having been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), registering the Company Common Stock to be issued in the Merger, and having not become the subject of any stop order, and (iii) that the Merger be accounted for as a pooling of interests.

     Pursuant to the Merger Agreement, Studio Plus has agreed that it shall not initiate, solicit or encourage the submission of any proposal or offer with respect to a merger, consolidation, reorganization, exchange, plan of liquidation or similar transaction involving Studio Plus or its subsidiaries, other than the Merger (each such proposal an "Alternative Proposal"), or engage in

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any discussions or negotiations with any person or entity relating to an
Alternative Proposal or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. Studio Plus may respond, however, to unsolicited Alternative Proposals.

     The Merger Agreement may be terminated at any time prior to the consummation of the Merger, notwithstanding any approval thereof by the stockholders of the Company or of Studio Plus, for a number of reasons, including the following: (i) by mutual consent of the Boards of Directors of the Company, Merger Sub and Studio Plus; (ii) by either the Company and Merger Sub or Studio Plus if, the requisite vote of the stockholders of the Company and Studio Plus in favor of the Merger Agreement is not obtained; (iii) by either the Company and Merger Sub, or Studio Plus if the Merger is not consummated on or before August 31, 1997; or (iv) by Studio Plus if its Board of Directors determines in good faith that their fiduciary duties require them to recommend an Alternative Proposal. In the event the Merger Agreement is terminated pursuant to clause (iv) above or by the Company in the event that the Board of Directors of Studio Plus has withdrawn or modified its approval or recommendation of the Merger or shall have recommended an Alternative Proposal, Studio Plus must pay the Company a fee of $7,500,000.

     In connection with, and as a condition to, the Merger Agreement, the Company, Studio Plus, Mr. Cowgill, and George D. Johnson, Jr., the President and Chief Executive Officer of the Company, entered into various other agreements that are described below.

     The Company, Mr. Cowgill and Cowgill Partners, L.P., a limited partnership controlled by Mr. Cowgill ("Cowgill Partners"), entered into a Stockholder Agreement, dated January 16, 1997 the ("Stockholder Agreement") pursuant to which Mr. Cowgill and Cowgill Partners granted to the Company (i) a proxy to represent and vote the 985,927 shares of Studio Plus Common Stock beneficially owned by Mr. Cowgill and the 470,000 shares of Studio Plus Common Stock beneficially owned by Cowgill Partners (collectively, the "Cowgill Shares") with respect to the Merger or any other business combination of Studio Plus with any other party or on any other business presented to the stockholders of Studio Plus that has been the subject of preliminary proxy materials filed by Studio Plus with the Securities and Exchange Commission (subject to a requirement to vote the Cowgill Shares in favor of the Merger), and (ii) an option (the "Option") to purchase the Cowgill Shares at a cash price of $25.00 per share.

     The Option is exercisable in the event that the Merger Agreement is terminated by: (i) Studio Plus, upon receipt of an Alternative Proposal, or (ii) the Company, in the event that the Board of Directors of Studio Plus shall have
(a) withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement, or (b) adopted resolutions to accept or implement an Alternative Proposal.

     During the term of the Stockholder Agreement, Mr. Cowgill and Cowgill Partners each agreed (i) not to sell, transfer, pledge, encumber or otherwise dispose of the Cowgill Shares, (ii) not to solicit or encourage inquiries or proposals for the acquisition of all or any part of the securities, assets or business of Studio Plus except as required by Mr. Cowgill's fiduciary duties as a director of Studio Plus, and (iii) not to engage in any negotiations with potential acquirers of Studio Plus other than the Company except as required by Mr. Cowgill's fiduciary duties as a

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director of Studio Plus. The Stockholder Agreement expires on the first to occur of (i) the closing of the Merger, or (ii) the date 180 days after the termination of the Merger Agreement.

     Mr. Johnson and Studio Plus entered into a Voting Agreement, dated January 16, 1997 (the "Voting Agreement"), pursuant to which Mr. Johnson agreed to vote the 3,833,587 shares of the Company's Common Stock owned by him in favor of the Merger and to recommend the Merger to other stockholders of the Company. The Voting Agreement expires upon the first to occur of (i) the Merger, (ii) the termination of the Merger Agreement, or (iii) August 31, 1997.

     Studio Plus and Fifth Third Bank, as Rights Agent (the "Rights Agent"), entered into an Amendment No. 2 (the "Rights Amendment") dated as of January 16, 1997 to the Amended and Restated Rights Agreement, dated as of June 6, 1995 and amended as of February 27, 1996 (the "Rights Agreement"), between Studio Plus and the Rights Agent. Pursuant to the Rights Amendment, neither the Company, Merger Sub, nor any affiliate or associate of the Company or Merger Sub shall be deemed to be an "Acquiring Person" as defined in the Rights Amendment by virtue of the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

                                  THE COMPANY

     The Company was organized in January 1995 to develop, own, and manage extended stay lodging facilities which are designed to appeal to value-conscious guests. The Company's facilities are designed to offer quality accommodations for guests at substantially lower rates than most other extended stay lodging providers and hotels in the economy segment of the traditional lodging industry. They feature fully furnished rooms which are generally rented on a weekly basis to guests such as business travelers (particularly those with limited expense accounts), professionals on temporary work assignment, persons between domestic situations, and persons relocating or purchasing a home, with most guests staying for multiple weeks. The Company's facilities provide a variety of features that are attractive to the extended stay guest such as a fully-equipped kitchenette, weekly housekeeping with twice-weekly towel service, color television with cable or satellite hook-up, coin laundromat, and telephone service with voice mail messaging. To help maintain affordability of room rates, labor intensive services, such as daily cleaning, room service, and restaurants are not provided.

     The Company's goal is to become a national provider of extended stay lodging. The Company intends to achieve this goal by rapidly developing properties in selected markets, providing high value accommodations for its guests, actively managing its properties to increase revenue and reduce operating costs, and increasing awareness of the extended stay concept. Through December 31, 1996, the Company had developed and opened 30 facilities, acquired 10 others, and had 50 facilities under construction. The Company plans to begin construction of approximately 60 additional facilities during 1997 and to continue an active development program thereafter. The Company's plans call for the average facility to have approximately 120 extended stay rooms and to take approximately 7-9 months to construct. During the nine months ended September 30, 1996, the Company's operating properties realized average occupancy of

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76% and average weekly room rates of $237 for the periods owned and operated by the Company.

     The Company was founded by George D. Johnson, Jr. and H. Wayne Huizenga, who are the two largest shareholders of the Company. Mr. Johnson, who is the President and Chief Executive Officer of the Company, was formerly the President of the Consumer Products Division of Blockbuster Entertainment Group, a division of Viacom, Inc. Mr. Huizenga who is the Chairman of the Board of Directors of the Company, is the Chairman and Co-Chief Executive Officer of Republic Industries, Inc. and was formerly Vice-Chairman of Viacom, Inc. and Chairman and Chief Executive Officer of Blockbuster Entertainment Corporation. The Company's management team has extensive experience in the acquisition and development of real estate and the operation of properties on a national scale.

                       RECENT DEVELOPMENTS OF THE COMPANY

     During 1996, the Company acquired ten existing lodging facilities in six separate transactions (each such transaction is referred to herein as an "Acquisition"), as summarized below. Each of the Acquisitions was accounted for using the purchase method of accounting.

          On January 26, 1996, the Company acquired substantially all of the assets of Apartment/Inn, L.P., a Georgia limited partnership ("Apartment/Inn"). Apartment/Inn owned and operated a 196-room economy extended stay lodging facility in Norcross, Georgia which is similar in concept to the Company's lodging facilities. In consideration for such acquisition, the Company issued an aggregate of 587,258 shares of Company Common Stock.

          On February 23, 1996, the Company acquired substantially all of the assets of Hometown Inn I, LTD and Hometown Inn II, LTD (collectively "Hometown Inn"). Hometown Inn owned and operated a 130-room economy extended stay lodging facility in Norcross, Georgia and a 144-room economy extended stay lodging facility in Riverdale, Georgia, both of which are similar in concept to the Company's lodging facilities. In consideration for such acquisition, the Company issued 857,216 shares of Company Common Stock and paid an additional $75,000 in cash.

          On May 10, 1996, the Company acquired substantially all of the assets of American Apartmen-Tels Investors II, L.P. ("AATI"), which owned and operated a 59-room extended stay lodging facility in Lenexa, Kansas, for a purchase price of approximately $3.3 million in cash. This purchase includes adjacent land on which the Company intends to build a new 60-room economy extended stay lodging facility.

          On June 25, 1996, the Company acquired substantially all of the assets of Apartment Inn Partners/Gwinnett, L.P., a Georgia limited partnership ("Gwinnett"). Gwinnett owned and operated a 126-room economy extended stay lodging facility in Lawrenceville, Georgia which is similar in concept to the Company's lodging facilities. The facility was operated as The Apartment Inn and rights for the use of that name and certain other rights were controlled by Apartment/Inn. In consideration for such

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     acquisition, the Company issued 344,200 shares of Company Common Stock and paid an additional $23,000 in cash.

          On July 9, 1996, the Company acquired substantially all of the assets of Melrose Suites, Inc., St. Louis Manor, Inc., Boulder Manor, Inc., and Nicolle Manor (co-owned by Michael J. Mona, Jr. and Dean O'Bannon), which owned extended stay lodging facilities in Las Vegas, Nevada (collectively, the "M & M Facilities"), that have 177 rooms, 125 rooms, 211 rooms, and 125 rooms, respectively. Each of the M & M Facilities was managed by M & M Development, with which the Company has entered into a two-year consulting agreement with a fee of $120,000 per year. In consideration for the M & M Facilities, in addition to assuming liability under certain leases for personal property, the Company issued 2,470,000 shares of Company Common Stock and paid an additional $500,000 in cash.

          On July 29, 1996, the Company acquired the lodging facility owned by Kipling Hospitality Enterprise Corporation, which was a 145-room traditional lodging facility located in Lakewood, Colorado, which the Company is remodeling to convert it to the economy extended stay format. In consideration for this acquisition, the Company issued 200,000 shares of Company Common Stock and paid an additional $25,000 in cash.

     On May 9, 1996, the Board of Directors of the Company declared a stock dividend of one additional share of Company Common Stock for each share issued as of the close of business on July 5, 1996, which was distributed on July 19, 1996, thereby effecting a 2-for-1 stock split (the "ESA Stock Dividend"). All references in this report to Company Common Stock, including prices per share, have been adjusted to give effect to the ESA Stock Dividend.

                         CAPITALIZATION OF THE COMPANY

     The Company was initially capitalized with approximately $60 million in equity from a group of private investors, a number of whom constitute part of the Company's management team. On December 19, 1995, the Company completed an initial public offering of 10,120,000 shares of Company Common Stock at a price of $6.50 per share and a concurrent offering to the Company's then existing shareholders of 4,135,650 additional shares of Company Common Stock at a price of $6.045 per share, being the initial public offering price per share less the underwriting discounts and commissions (collectively, the "1995 Offerings"). The net proceeds to the Company from the 1995 Offerings were approximately $85 million after deduction of the underwriting discounts and commissions and other offering expenses. On June 5, 1996, the Company completed an additional offering of 19,550,000 shares of Company Common Stock at a price to the public of $15.50 per share (the "1996 Offering"). The net proceeds to the Company from the 1996 Offering were approximately $289 million after deduction of the underwriting discounts and commissions and other offering expenses. In addition, pursuant to its mortgage loan facilities, the Company may be able to borrow up to $400 million to finance its properties.

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     As of December 31, 1996, there were 68,290,984 shares of Company Common
Stock outstanding, all of which were either freely tradable (other than by an "affiliate" of the Company as such term is defined in the Securities Act) without restriction or could be resold pursuant to an existing resale shelf registration statement under the Securities Act. As of December 31, 1996, there were also outstanding under the Company's various option plans, options to purchase a total of 5,811,868 shares of Company Common Stock, which options have been registered under the Securities Act. Pursuant to the Merger, the Company expects to issue approximately 15,375,400 new shares of Company Common Stock and to assume options to purchase from the Company approximately 1,474,500 shares of Company Common Stock.

                                  STUDIO PLUS

     Studio Plus owns, develops, and operates StudioPLUS(TM) extended stay hotels and owns the rights to the related trade name and service marks for "StudioPLUS." StudioPLUS hotels are designed to combine the convenience of a hotel with many of the comforts of an apartment in order to provide affordable lodging for extended stay guests. Studio Plus believes that it accommodates an underserved niche of guests in the extended stay sector of the lodging industry. These guests include business travelers, professionals on temporary work assignment, persons relocating or purchasing a home, tourists, and others desiring high quality, furnished accommodations with full kitchens. Studio Plus guests typically prefer weekly rather than daily accommodations.

     Studio Plus believes that several factors distinguish its properties within the extended stay category of the lodging industry. Studio Plus offers quality accommodations at competitive rates within the mid-price segment of the extended stay market. The average weekly rate at its 18 existing properties open throughout the first nine months of both 1995 and 1996 (the "Existing Studio Plus Properties") increased from $248 to $268 per suite, and average occupancy at the Existing Studio Plus Properties increased from 84.5% to 84.7%.

     Studio Plus designs its hotels, and markets and prices its suites, to accommodate guests staying one week or longer and believes this strategy results in longer guest stays and a more stable revenue stream. Studio Plus estimates that over 65% of its guests stay one month or longer and believes the longer term nature of guest stays and the limited number of suites per property lead to operating efficiencies. Each StudioPLUS hotel has approximately five employees, in addition to a resident general manager.

     StudioPLUS hotels are designed and built to uniform plans and specifications developed and periodically refined since 1985. Studio Plus believes this standardization lowers construction costs and establishes uniform quality and operational standards. A typical StudioPLUS hotel contains 72 suites (one suite for the resident general manager and 71 suites available for rent) and costs approximately $2.8 to $3.3 million to develop and construct, including land costs, with an average cost per suite ranging from approximately $38,000 to $46,000. Once a site is selected and acquired and regulatory permits and approvals are obtained, the construction phase of development generally requires approximately eight to nine months


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from groundbreaking to opening. On average, the StudioPLUS properties opened since 1988 have reached at least a 70% occupancy level within approximately four months after opening.

     Each StudioPLUS hotel suite contains a fully equipped kitchen including a full-size refrigerator, range with conventional oven, microwave and a direct-dial telephone. A typical StudioPLUS hotel has two types of suites: designer suites and larger deluxe suites. All of the properties have weekly maid service, with an option for daily service, and coin-operated laundry facilities, and most of the properties have an exercise room and a swimming pool. Each hotel employee participates in incentive programs based on individual property level performance. Studio Plus considers its incentive programs to be an important part of its compensation plan.

     From 1991 through 1995, (i) the number of StudioPLUS hotels increased from 14 to 22, (ii) consolidated average occupancy increased from 75.3% to 83.5%,
(iii) average weekly room rates increased from $174.79 to $254.11, representing a compounded annual growth rate of approximately 9.8%, and (iv) weekly revenue per available room increased from $131.68 to $212.19, representing a compounded annual growth rate of 12.7%.

     As of December 31, 1996, Studio Plus owned and operated 35 mid-priced extended stay lodging facilities, had 11 facilities under construction and options to purchase approximately 28 additional sites for development.

                      RECENT DEVELOPMENTS OF STUDIO PLUS

     On July 9, 1996, Studio Plus effected a 3-for-2 stock split of the Studio Plus Common Stock in the form of a stock dividend of three shares of Studio Plus Common Stock for each two shares of Studio Plus Common Stock outstanding as of the close of business on June 20, 1996 (the "Studio Plus Stock Split"). All references in this report to Studio Plus Common Stock, including prices per share, have been adjusted to give effect to the Studio Plus Stock Split, except for information contained in Studio Plus' audited historical financial statements.

                         CAPITALIZATION OF STUDIO PLUS

     In June 1995, Studio Plus completed an initial public offering of 5,347,500 shares of Studio Plus Common Stock at a price of $10.00 per share (the "Studio Plus IPO"). The net proceeds to Studio Plus from the Studio Plus IPO was approximately $48.3 million after deduction of the underwriting discounts and commissions and other offering expenses. In March 1996, Studio Plus completed an additional offering of 4,855,347 shares of its Common Stock at a price to the public of $16.83 per share (the "Studio Plus 1996 Offering"). The net proceeds to Studio Plus from the Studio Plus 1996 Offering were approximately $76.8 million after deduction of the underwriting discounts and commissions and other offering expenses. Studio Plus also has $50 million of borrowing capacity under an existing line of credit available to fund the national expansion of Studio Plus hotels. Studio Plus has received a commitment from a group of banks which would increase the principal amount available for borrowing to $200 million.

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     As of January 15, 1997, Studio Plus had (i) 12,528,845 shares of Common
Stock outstanding, (ii) options to purchase a total of 1,071,514 shares of Studio Plus Common Stock under Studio Plus' various stock option plans, and
(iii) contractual commitments to issue additional options to purchase 130,000 shares of Studio Plus Common Stock.

     All of the information contained in this report regarding Studio Plus has been derived from documents filed by Studio Plus under the Securities Act or the Securities Exchange Act of 1934, as amended, or otherwise provided by Studio Plus. The Company disclaims all responsibility for the accuracy of such information.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

     The financial statements of the business to be acquired are filed herewith as Exhibit 99.1 hereto and are incorporated herein by this reference.

     (b)  Pro Forma Financial Information.
         -------------------------------

     The pro forma financial information relating to the business to be acquired is filed herewith as Exhibit 99.2 hereto and is incorporated herein by this reference.

     (c)  Exhibits.
          --------

     The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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                                   SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EXTENDED STAY AMERICA, INC.



                                          By:/s/ Robert A. Brannon
                                             --------------------------------
                                             Robert A. Brannon
                                             Senior Vice President and
                                             Chief Financial Officer


Dated:  January 28, 1997

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                          EXTENDED STAY AMERICA, INC.

                                 Exhibit Index




   Exhibit
   Number           Description of Exhibit
   -------          ----------------------
    2.1* Agreement and Plan of Merger dated as of January 16, 1997 by and among Extended Stay America, Inc. (the "Company"), ESA Merger Sub, Inc., and Studio Plus Hotels, Inc. ("Studio Plus").

    2.2* Agreement dated January 21, 1997 by the Company to furnish supplementally copies of omitted schedules.

    2.3 Stockholder Agreement, dated as of January 16, 1997, among the Company, Norwood Cowgill, Jr., and Cowgill Partners, L.P.

    2.4 Voting Agreement, dated as of January 16, 1997, between Studio Plus and George D. Johnson, Jr.

   99.1 Audited consolidated financial statements of Studio Plus for the three years ended December 31, 1995 and unaudited condensed consolidated financial statements of Studio Plus for the nine-month period ended September 30, 1996.

   99.2 Unaudited pro forma condensed combined statements of income of the Company for the three years ended December 31, 1995 and the nine-month period ended September 30, 1996 and unaudited pro forma condensed combined balance sheet of the Company as of September 30, 1996.



____________________

*  Previously filed.